Exhibit 10.2

STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

ARTICLE I.	DEFINITIONS	2

1.1	Definitions	2

ARTICLE II.	PURCHASE AND SALE	9

2.1	Closing	9

2.2	Closing Deliveries	10

ARTICLE III.	REPRESENTATIONS AND WARRANTIES	11

3.1	Representations and Warranties of the Company	11

3.2	Representations and Warranties of the Purchasers	30

3.3	Sole Representations and Warranties	35

ARTICLE IV.	OTHER AGREEMENTS OF THE PARTIES	35

4.1	Transfer Restrictions	35

4.2	Acknowledgment of Dilution	37

4.3	Access, Information and Confidentiality	37

4.4	Furnishing of Information	38

4.5	Form D and Blue Sky	38

4.6	No Integration	38

4.7	Securities Laws Disclosure; Publicity	39

4.8	Indemnification	40

4.9	Use of Proceeds	42

4.10	Limitation on Beneficial Ownership	42

4.11	Certain Transactions	42

4.12	No Additional Issuances	42

4.13	Conduct of Business	42

4.14	Avoidance of Control	43

4.15	Most Favored Nation	44

4.16	Filings; Other Actions	44

4.17	Notice of Certain Events	45

4.18	Shareholder Litigation	45

4.19	Third-Party Loan Review Report	45

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ARTICLE V.		CONDITIONS PRECEDENT TO CLOSING	46

	5.1	Conditions Precedent to the Obligations of the Purchasers to Purchase Shares	46

	5.2	Conditions Precedent to the Obligations of the Company to sell the Shares	48

ARTICLE VI.		MISCELLANEOUS	49

	6.1	Fees and Expenses	49

	6.2	Entire Agreement	49

	6.3	Notices	49

	6.4	Amendments; Waivers; No Additional Consideration	50

	6.5	Construction	50

	6.6	Successors and Assigns	50

	6.7	No Third-Party Beneficiaries	51

	6.8	Governing Law	51

	6.9	Survival	51

	6.10	Execution	52

	6.11	Severability	52

	6.12	Replacement of Shares	52

	6.13	Remedies	52

	6.14	Payment Set Aside	52

	6.15	Independent Nature of Purchasers’ Obligations and Rights	53

	6.16	Termination	53

	6.17	Rescission and Withdrawal Right	55

	6.18	Adjustments in Common Stock Numbers and Prices	55

EXHIBITS			58

A.	Accredited Investor Questionnaire		A-1

B.	Form of Opinion of Company Counsel

C.	Form of Secretary’s Certificate

D.	Form of Officer’s Certificate

E.	Form of VCOC Letter Agreement

F.	Form of Castle Creek Side Letter

G.	Form of Designation

H.	Form of Registration Rights Agreement

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of January 17, 2017, by and among Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of (i) voting common stock, no par value, of the Company (the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement (collectively, the “Common Shares”) and (ii) a newly-issued series of convertible perpetual preferred stock, series A, no par value, of the Company (the “Series A Preferred Stock”) set forth below such Purchaser’s name on the signature page of this Agreement (collectively, the “Series A Preferred Shares”). The Series A Preferred Shares shall be convertible into shares of the Common Stock subject to the terms and conditions set forth in the Designation (as defined below) and, following the adoption of, and subject to the terms and conditions of, the Designation, non-voting common stock of the Company, no par value (the “Non-Voting Common Stock”). The Common Shares and the Series A Preferred Shares shall be collectively referred herein to as the “Shares”. The Shares of Common Stock and Non-Voting Common Stock into which the Series A Preferred Stock is to be convertible are referred to herein as the “Underlying Shares” and the Underlying Shares and the Shares are referred to herein, collectively, as the “Securities.” Any Purchaser that proposes to acquire a number of Common Shares that would exceed 5% of the Company’s total outstanding voting equity immediately following the closing of this offering shall instead acquire Common Shares representing 4.99% of the total outstanding voting equity immediately following the offering and any shares acquired in excess of this amount shall be issued as Series A Preferred Shares. The Company anticipates these shares of Series A Preferred Shares would be converted into shares of a newly created class of Non-Voting Common Stock following approval of such creation at the Company’s next annual shareholders’ meeting.

C. The Company has engaged Ambassador Financial Group, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares.

D. Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchasers are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit H (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition Proposal” means a written offer or proposal involving the Company or any Subsidiary with respect to: (i) any merger, reorganization, consolidation, share exchange, share issuance, recapitalization, business combination, liquidation, dissolution or other similar transaction involving any sale, issuance, lease, exchange, mortgage, pledge, transfer or other disposition of, all or a material portion of the assets or equity securities or deposits of, the Company or any Subsidiary, in a single transaction or series of related transactions which would result in a Change in Control; (ii) any tender offer or exchange offer for all or a material portion of the outstanding shares of capital stock of the Company or any Subsidiary; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or, to the Company’s Knowledge, threatened against the Company, any Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director, or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(rr).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company, and all amendments thereto, as the same may be amended from time to time.

“Bank” means Riverview Bank, a Pennsylvania state chartered commercial bank.

“BHCA Control” has the meaning set forth in Section 3.1(yy).

“BHCA” has the meaning set forth in Section 3.1(b).

“Burdensome Condition” means any restriction or condition that a Purchaser determines, in its reasonable good faith judgment, (i) would require the ownership, capitalization, governance or operations of the Company and the Bank following the Closing to deviate in any material respect from the ownership, capitalization, governance or operations contemplated by any of the

Transaction Documents, (ii) would result in a materially burdensome regulatory condition being imposed on the Company, the Bank, or such Purchaser or its Affiliates or its investment advisers, (iii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not, in its reasonable judgment, have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement or (iv) would require the disclosure of the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the Commonwealth of Pennsylvania are open for the general transaction of business.

“Castle Creek” means Castle Creek Capital Partners VI, LP. Castle Creek is also a Purchaser as such term is used in this Agreement.

“Castle Creek Side Letter” means the letter agreement in the form attached hereto as Exhibit F, dated as of the Closing Date, between the Company and Castle Creek.

“Change in Control” means, with respect to the Company, the occurrence of any of the following events:

(1) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the aggregate shares of Common Stock;

(2) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 24.9% or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the board of directors (the “Continuing Directors) or who, subsequent to the date of this Agreement become directors as a result of being nominated for such office by approval of at least 2/3 of the Continuing Directors, cease for any reason to constitute at least a majority of the board of directors;

(3) the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(4) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978, as amended.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, which shall be no earlier than the third (3rd) Business Day after all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Barley Snyder LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(mm).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the chief executive officer, president or chief financial officer of the Company and the Bank.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise for purposes of the BHCA or the CIBC Act.

“Covered Person” has the meaning set forth in Section 3.1(vv).

“CRA” has the meaning set forth in Section 3.1(pp).

“Designation” means the Certificate of Designation to be filed by the Company with the Pennsylvania Department of State setting forth the rights and preferences of the Series A Preferred, in the form set forth in Exhibit G.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disqualification Event” has the meaning set forth in Section 3.1(vv).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(tt).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Insurer” has the meaning set forth in Section 3.1(rr).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(rr).

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes, after the date hereof, in GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in banking and similar laws, rules and regulations or interpretations, applications or implementation thereof by any applicable Governmental Authority, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (E) changes, after the date hereof, in general economic conditions, including interest rates, affecting banks and bank holding companies generally, (F) changes, after the date hereof, in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (E) and (F), to the extent that the effect of such changes has a material and disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1) any contract for outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound;

(2) any contract containing covenants that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(3) any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(4) any real property lease and any other lease with annual rental payments aggregating $100,000 or more;

(5) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $250,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(6) any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property (as defined in Section 3.1(r)) that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(7) any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(8) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(10) any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(11) any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000;

(12) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K; and

(13) any contract of the Company that was, or was required to be, filed as an exhibit pursuant to Section 10 of Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(kk).

“Non-Control Determination” has the meaning set forth in Section 5.1(i).

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 3.1(jj).

“OTC QX” means the marketplace for trading over-the-counter stocks provided and operated by the OTC Market Group, Inc.

“Outside Date” means 30 days following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Pennsylvania Courts” means the state and federal courts sitting in Commonwealth of Pennsylvania.

“Pennsylvania Department” means the Pennsylvania Department of Banking and Securities.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC QX.

“Private Placement Memorandum” means the Company’s Amended and Restated Private Placement Memorandum dated on or about January 11, 2017.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $10.50 per Common Share or $10.50 per Series A Preferred Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Party” has the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers, which are Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(oo).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Shares” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Solicitor” has the meaning set forth in Section 3.1(vv).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount).”

“Subsidiary” means any entity in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Company Subsidiaries include the Bank and Riverview Nominee Services, LLC.

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market in the “pink sheets” as reported by OTC Markets Group, Inc.; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC QX on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Schedules and Exhibits attached hereto, including the Castle Creek Side Letter, the Designation, the Registration Rights Agreement and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC or any successor transfer agent for the Company.

“Treasury” shall mean the US Treasury Department.

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(q).

“Underlying Shares” has the meaning set forth in the Recitals.

“VCOC Letter Agreement” means the letter agreement in the form attached hereto as Exhibit E, dated as of the Closing Date, between the Company and Castle Creek.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per share price equal to the Purchase Price.

(b) Closing. The Closing of the purchase and sale of the Shares pursuant to this Agreement shall take place remotely by mail or electronic delivery as the parties may mutually agree; provided that the Closing shall take place no earlier than January 20, 2017.

(c) Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (i) each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions and (ii) upon receipt thereof, the Company shall deliver to each Purchaser one or more stock certificates or instruct its transfer agent to make a book entry to Purchaser’s account, evidencing the number of Shares set forth on such Purchaser’s signature page to this Agreement. Notwithstanding anything to the contrary set forth herein, Castle Creek shall not be required to send its payment by wire transfer for the Shares being purchased by Castle Creek until it (or its designated custodian per its delivery instructions) confirms receipt of either the physical stock certificate representing its Shares or evidence of the Company’s transfer agent’s book-entry to Castle Creek’s account of its purchased Shares.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver, or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to the Closing; if not, then a “.pdf” copy of stock certificates (with the original stock certificates to be delivered within two Business Days of the Closing Date), evidencing the Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or its nominee or evidence that the Company’s transfer agent has made a book entry to such Purchaser’s account with respect to such Shares;

(iii) legal opinion of Company Counsel, dated as of the Closing Date and substantially in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers and the Placement Agent;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares pursuant to this Agreement and the other Transaction Documents, (b) certifying the current versions of the Articles of Incorporation and Bylaws of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi) a certificate, dated as of the Closing Date and signed by its President, Chief Executive Officer or its Chief Financial Officer, substantially in the form attached hereto as Exhibit D;

(vii) a Subsistence Certificate for the Company and the Bank from the Pennsylvania Secretary of State as of a recent date;

(viii) the Designation, as filed with the Pennsylvania Secretary of State in the form attached hereto as
Exhibit G;

(ix) with respect to Castle Creek, the VCOC Letter Agreement and the Castle Creek Side Letter;

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) subject to a satisfactory pre-closing in form and substance satisfactory to each Purchaser, each Purchaser (other than Castle Creek) shall deliver to Riverview’s escrow account its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer at least one Business Day prior to the Closing Date; on the Closing Date, Castle Creek shall deliver to the Company Castle Creek’s Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer to the account provided by the Company upon confirmation that Castle Creek (or its designated custodian per its delivery instructions) has received either the physical stock certificate representing its Shares or evidence of the Company’s transfer agent’s book-entry to Castle Creek’s account of its purchased Shares;

(iii) the Registration Rights Agreement, duly executed by such Purchaser;

(iv) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, in the form attached hereto as Exhibit A;

(v) with respect to Castle Creek, the VCOC Letter Agreement and the Castle Creek Side Letter;

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date and qualified as set forth on the Disclosure Schedules attached to this Agreement, to each of the Purchasers that:

(a) Subsidiaries. Except as set forth on Schedule 3.1(a), the Company has no direct or indirect Subsidiaries other than the Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of the Bank or comparable equity interests of each Subsidiary, and such interests are, except as set forth on Schedule 3.1(a), owned free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification; Bank Regulations.

(i) The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no proceeding for termination of such insurance is pending or, to the Company’s Knowledge, threatened. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations, and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, in all material respects.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors, or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will (assuming due authorization, execution, and delivery thereof by the other parties thereto) constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d) No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any contract to which the Company or any Subsidiary is a party, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority, self-regulatory organization, or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents), other than: (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, if applicable, (ii) filings required by any applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market, if applicable, for the issuance, sale, and listing or quotation of the Common Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.7 of this Agreement, (vi) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank, (vii) filing of the Designation with the Pennsylvania Department of State, (viii) the approval by the Company’s shareholders of a shareholder proposal regarding the authorization of the shares of Non-Voting Common Stock to be issued on conversion of the Series A Preferred Stock, and the filing of the Articles of Amendment to effectuate such shareholder proposal, if approved, and (ix) those that have been made or obtained prior to the date of this Agreement

(collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which would be likely to prevent the Company from obtaining or effecting any of the foregoing.

(f) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, if and when issued in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights, except for those stated herein. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization.

(i) The number of shares and type of all authorized, issued, and outstanding capital stock and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has not changed since the date of such SEC Reports; as of the date hereof, there are 3,237,859 shares of Common Stock outstanding and no shares of the Company’s preferred stock outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The shares of Series A Preferred Stock (upon filing of the Designation with the Secretary of State of the Commonwealth of Pennsylvania) will be duly authorized by all necessary corporate action, and when issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series A Preferred Stock will be validly issued, fully paid and non-assessable and free of preemptive rights except for those stated herein. The shares of Non-Voting Common Stock issuable upon the conversion of the Series A Preferred Stock will, upon receipt of the approval by the Company’s shareholders of the shareholder proposal and filing of the related amendment to the Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and non-assessable, and free of preemptive rights except for those stated herein. The Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Series A Preferred Stock is convertible. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to compensatory plans, contracts or arrangements described in the SEC Reports; except as set forth in Schedule 3.1(g), there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound. Except for the Registration Rights Agreement, if applicable, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement and the other Transaction Documents.

(ii) Immediately following the Closing, (i) 3,507,744 shares of Common Stock and (ii) 1,348,809 shares of Non-Voting Preferred Stock will be issued and outstanding.

(h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with the Private Placement Memorandum, this Agreement, including the Schedules and Exhibits hereto, and any certificates furnished pursuant to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements (including the notes thereto) of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, complied, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present in all material respects the balance sheet of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity, and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company and each of its Subsidiaries has (i) timely filed all material foreign, U.S. federal, state and local Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, (ii) paid all material Taxes required to be paid by it and any other material assessment, fine or penalty levied against it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited, as the case may be, all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements in all material respects. Neither the Company nor any Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiaries are parties); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise. No claim has been made by a tax authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a governmental authority relating to taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or the Bank’s financial statements with respect thereto. Except for the transactions contemplated by this Agreement, no event, liability, or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations, or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made. Moreover, since the date(s) the Company afforded Purchaser (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects, and any potential transactions sufficient to enable it to evaluate its investment, there have been no events, occurrences, or developments that have materially affected or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Purchasers in connection with the offering of the Shares.

(l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not result in a Material Adverse Effect, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(m) Litigation. There is no Action pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents, the issuance of Shares pursuant to this Agreement and the other Transaction Documents, or the conversion of the Shares of Series A Preferred Stock into the applicable Underlying Shares, or (ii) except as disclosed in the SEC Reports, is reasonably likely to be material to the Company or any Subsidiary, individually or in the aggregate, if there were an unfavorable decision. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof in their capacity as a director or officer of the Company or any Subsidiary, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary, nor is any such Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate (other than collection or similar claims in the ordinary course of business). Except as disclosed in the SEC Reports, there has not been, and to the Company’s Knowledge there is not pending or threatened, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to be material to the Company or any Subsidiary.

(n) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. None of the employees of the Company or any Company Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each

Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any Company Subsidiary seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are in compliance with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, except as otherwise disclosed to the Purchasers, no executive officer of the Company has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any governmental authority or self-regulatory organization (including the Principal Trading Market) applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such certificates, authorizations, consents, or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any Subsidiary; provided, however, the foregoing representation and warranty is qualified as to the Company’s knowledge with respect to properties received by the Company through foreclosure (judicial or non-judicial) or by deed in lieu of foreclosure (collectively, “OREO Properties”). The Company and its Subsidiaries make no representation or warranty with respect to the status of title or Liens affecting OREO Properties. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports except where the failure to own, possess, license, or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) other than with respect to licensed Intellectual Property, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such Proceeding by others pending or threatened); (iv) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the validity or scope of any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such Proceeding by others pending or threatened); and (v) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 3.1(s), (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(t) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers, and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Control over Financial Reporting. Except as set forth in the SEC Reports, the Company and its Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has no knowledge of any reason that its outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to

Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2012 (i) neither the Company nor any Company Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and proceedings are effective.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or any Subsidiary, other than the Placement Agent with respect to the offer and sale of the Shares pursuant to this Agreement and the other Transaction Documents (which placement agent fees are being paid by the Company and are set forth in the Disclosure Materials).

(x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, the due performance by the Purchasers of the covenants and agreements set forth in this Agreement, compliance by the Purchasers with the offering and transfer restrictions and procedures described in this Agreement, the accuracy of the information disclosed in the Accredited Investor Questionnaires, the accuracy of all information and certifications provided to the Company by those Persons (other than the Company) subject to Rule 506(d) of Regulation D regarding the absence of any disqualifying event or circumstances described in Rule 506(d) concerning such Persons and the receipt of the Required Approvals and the completion of all filings associated therewith, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i)

eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Listing and Maintenance Requirements. The Company files periodic reports and other information with the Commission in accordance with Section 15(d) of the Exchange Act, and the Company has taken no action designed to terminate its obligation to file such reports and other information under the Exchange Act. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued quotation of the Common Stock on the Principal Trading Market.

(bb) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940.

(cc) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents, or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic government official or employee.

(dd) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares.

(ee) No Undisclosed Liabilities. There are no material liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet at December 31, 2015, or that are otherwise disclosed in the footnotes to the financial statements for the year ended December 31, 2015, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2015.

(ff) Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions, and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Initial Press Release as contemplated by Section 4.7 hereof. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations, or financial conditions, which, under applicable law, rule, or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions.

(gg) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off- balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(ii) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(jj) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate, or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Shares towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar, or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk) Money Laundering Laws. The operations of each of the Company and any Subsidiary are, and have been conducted at all times, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and to the Company’s Knowledge, no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ll) No Additional Agreements. The Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock or Series A Preferred Stock on terms more favorable to such Person than as set forth herein, except that the Company may enter into the Castle Creek Side Letter to provide Castle Creek with the right to either appoint a representative to the Company’s board of directors or appoint a non-voting observer to attend Company board meetings, to exercise certain preemptive rights, or to grant Castle Creek certain other rights. Except for the Castle Creek Side Letter, the Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm) Reports, Registrations and Statements. Since January 1, 2014, the Company and each Subsidiary have filed all material reports, registrations, and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the Pennsylvania Department, and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Pennsylvania Department, and any other applicable foreign, federal, or state securities or banking authorities, as the case may be.

(nn) Bank Regulatory Capitalization. As of September 30, 2016, the Bank was considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(oo) Agreements with Regulatory Agencies. Neither the Company nor any Subsidiary is currently subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2015, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised in writing since December 31, 2015 by any Governmental Entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

(pp) Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts or circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule, or regulation, (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act or the Equal Credit Opportunity Act, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(qq) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares pursuant to this Agreement and the other Transaction Documents.

(rr) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting, and credit approval of any mortgage loan originated, purchased, or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state, and local laws, rules, and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity, and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor, or Insurer, (C) the applicable rules, regulations, guidelines, handbooks, and other requirements of any Agency, Loan Investor, or Insurer, and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor, or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries, or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality, or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws.

For purposes of this Section 3.1(rr), (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture, or any other federal or state agency with authority to (i) determine any investment, origination, lending, or servicing requirements with regard to mortgage loans originated, purchased, or serviced by the Company or any of its Subsidiaries, or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities, (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased, or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan, and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased, or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture, and any private mortgage insurer, and providers of hazard, title, or other insurance with respect to such mortgage loans or the related collateral.

(ss) Risk Management Instruments. The Company and the Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Subsidiaries. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2015, all material derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations, and regulatory policies, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(tt) ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA), other than an event for which the 30- day notice requirement has been waived by applicable regulation) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan,” or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(uu) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(vv) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(ww) Nonperforming Assets. To the Company’s Knowledge as of the date of this Agreement, since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal, or other payments when due under its loans, leases, and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate, and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(xx) No Change in Control. Neither the Company nor any of its Subsidiaries is a party to any employment, Change in Control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to the Purchasers as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(yy) Common Control. The Company is not in control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225)) (“BHCA Control”) of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(zz) Material Contracts. The Company has disclosed in the SEC Reports, true, correct, and complete copies of each material contract (as defined by SEC rules and regulations-) to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) as of the date of this Agreement and which was required to be disclosed in such SEC Reports. Each Material Contract is set forth on Schedule 3.1(zz) and is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.

(i) If such Purchaser is an entity, it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company, or other applicable similar power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery, and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company, or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of the applicable Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(ii) If such Purchaser is not an entity, the execution, delivery, and performance by such Purchaser of the applicable Transaction Documents to which it is a party and the transactions contemplated by this Agreement have been duly authorized. Each of the applicable Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. If such Purchaser is an individual, the Purchaser is an adult individual, with full capacity to execute, deliver and perform this Agreement.

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the Registration Rights Agreement, if applicable, and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit A.

(e) Reliance. The Company and the Placement Agent will each be entitled to rely upon this Agreement (with respect to the Placement Agent, reliance on the representations and warranties of the parties hereto as set forth in Article III) and is irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its Affiliates or the Placement Agent, and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company or the Placement Agent is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(f) General Solicitation. Such Purchaser (i) is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D, (ii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any Subsidiary; and (iii) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company.

(g) Direct Purchase. Purchaser is purchasing the Shares directly from the Company and not from the Placement Agent. The Placement Agent did not make any representations or warranties to Purchaser, express or implied, regarding the Shares, the Company and its Affiliates, or the Company’s offering of the Shares.

(h) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Shares indefinitely if required, is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Shares.

(i) Access to Information. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend, or affect such Purchaser’s right to rely on the truth, accuracy, and completeness of the Disclosure Materials provided to such Purchaser and the Company’s representations and warranties contained in the Transaction Documents. Purchaser acknowledges that neither the Company nor the Placement Agent have made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser. Each Purchaser, severally and not jointly, shall indemnify, pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim. In any proceeding or matter in respect of which the Company may seek indemnity from one or more Purchasers pursuant to this Section 3.2(j), the Company and such Purchaser(s) shall have all the rights and obligations of an Indemnified Person and the indemnifying party, respectively, in Section 4.8.

(k) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company or the Placement Agent (or any of their respective agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision; provided that the foregoing shall in no way limit such Purchaser’s right to rely on the truth, accuracy and completeness of the representations and warranties of the Company made herein. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company (including, without limitation, by the Placement Agent) to the Purchaser in connection with the purchase of the Shares constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business, legal, or regulatory advice of the Placement Agent or any of their agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(l) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(m) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares. Such Purchaser understands that the Shares are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental entity.

(n) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) is located at the address immediately below such Purchaser’s name on its signature page hereto.

(o) Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the Company’s representations and warranties regarding its capitalization, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the purchase of the Shares contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority.

(p) Trading. Purchaser acknowledges that there is a very limited trading market for the Common Stock and that there will be no trading market for the Series A Preferred Stock.

(q) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents, and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, or any other U.S. Governmental Entity (“U.S. Sanctions Laws”), (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws, (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations, (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti- money laundering laws or regulations, (v) to the extent permitted under applicable law, the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations, and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(r) Knowledge as to Conditions. Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to the Purchaser.

(s) Bank Holding Company Status. Purchaser has not or is not acting in concert with any other Person in connection with the transactions contemplated by this Agreement, other than Affiliates of the Purchaser identified by the Purchaser to the Company as Affiliates. Assuming the accuracy of the representations and warranties of the Company contained herein, the Purchaser, either alone or together with any other Person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Shares pursuant to this Agreement, in excess of 4.99% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, assuming the accuracy of the representations and warranties of the Company contained herein, the Purchaser represents and warrants that it does not and will not as a result of its purchase or holding of the purchased Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank, for purposes of the BHCA or the CIBC Act.

3.3 Sole Representations and Warranties. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement, if applicable, with respect to such transferred Shares.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and with respect to any Shares held in book entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 17, 2017, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

(c) Removal of Legends. Upon the written request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)
(or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (A) the Effective Date or (B) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company, upon the written request of the holder, shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel, or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends. Except as may be required to ensure compliance with applicable law and except as expressly provided in this Agreement, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with The Depository Trust Company as directed by such Purchaser.

(d) Purchaser’s Acknowledgement of Transfer Restrictions. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, to the extent applicable to the Purchaser’s Shares, while the above-referenced registration statement remains effective, such Purchaser may sell the Shares in accordance with the plan of distribution contained in the registration statement, if applicable, and if it does so, it will comply therewith and with the related prospectus delivery requirements, unless an exemption therefrom is available. Each Purchaser who is a party to the Registration Rights Agreement agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act, such as under Rule 144 of the Securities Act.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under this Agreement, including without limitation its obligation to issue the Securities pursuant to this Agreement, are unconditional (except as otherwise set forth herein) and absolute and not subject to any right of set off, counterclaim, delay, or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Access, Information and Confidentiality.

(a) Castle Creek shall be provided with access, information, and other rights as provided in the VCOC Letter Agreement.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank and securities regulatory authorities; provided, however, that each Purchaser may identify the Company and the number and value of such Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

4.4 Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, the Company shall not terminate its obligation sunder Section 15(d) of the Exchange Act and shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.5 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. Purchaser agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

4.6 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale, or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

4.7 Securities Laws Disclosure; Publicity.

(a) The Company shall, by 9:00 a.m., New York City time, on the first Trading Day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Initial Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and by the other Transaction Documents any other material, non-public information that the Company may have provided any Purchaser at any time prior to the filing of the Closing Press Release (including any such information contained in the Private Placement Memorandum). Following the issuance of the Initial Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, or employees or the Placement Agent. On or before 9:00 a.m., Eastern time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement, if applicable, but excluding the Private Placement Memorandum)). If, following public disclosure of the transactions contemplated hereby, this Agreement terminates prior to Closing, the Company shall issue a press release disclosing such termination by 9:00 a.m., New York City time, on the first Trading Day following the date of such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission, and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). Whenever any party determines, based upon the advice of such party’s counsel, that a public announcement or other disclosure is required by or advisable with respect to any applicable law or regulation, the parties shall discuss such disclosure with each other in good faith prior to the making of such public announcement or other disclosure.

(b) The Company shall, by 9:00 a.m., New York City time, on the first Trading Day immediately following the Closing Date, issue one or more press releases (collectively, the “Closing Press Release”) reasonably acceptable to the Purchasers disclosing the Closing and any other material, non-public information that the Company may have provided any Purchaser at any time prior to the filing of the Closing Press Release. On or before 9:00 a.m., Eastern time, on the fourth Trading Day immediately following the Closing, the Company will file a Current Report on Form 8-K with the Commission attaching the Closing Press Release. Following the issuance of the Closing Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, or employees or the Placement Agent. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of the transaction contemplated herein.

4.8 Indemnification.

(a) Indemnification of Purchasers and Company. In addition to the indemnity provided in the Registration Rights Agreement, if applicable, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents, or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses actually and reasonably incurred by such Indemnified Person, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage, or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants, or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the actions or inactions of such Purchaser Party. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law or deemed impermissible under GAAP. Each Purchaser will, severally, but not jointly, indemnify and hold the Company and its directors, officers, shareholders, employees, agents and advisors (each a “Company Party”) harmless from and against any and all Losses that any such Company Party may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents. A Purchaser will not be liable to any Company Party under this Agreement to the extent, but only to the extent that a loss, claim, damage, or liability is attributable to any Company Party’s breach of any of the representations, warranties, covenants, or agreements made by it in this Agreement or in the other Transaction Documents or attributable to the actions or inactions of such Company Party.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Company Party or Purchaser Party (in either case an “Indemnified Person”) of notice of any demand, claim, or circumstances which would or might give rise to a claim or the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the indemnifying party and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding, or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the indemnifying party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c) Limitation on Amount of Company’s Indemnification Liability.

(i) Deductible. Except as provided otherwise in 4.8(c)(iii), the Company will not be liable for losses that otherwise are indemnifiable under Section 4.8(a) until the total of all losses under Section 4.8(a) incurred by all Purchasers exceeds $100,000, at which point the amount of all losses in excess of $100,000 shall be recoverable.

(ii) Maximum. Except as provided otherwise in Section 4.8(c)(iii), the maximum aggregate liability of the Company for all losses under Section 4.8(a) is the aggregate Subscription Amount by all Purchasers, provided however, that the maximum aggregate liability of the Company for all losses under Section 4.8(a) as to any individual Purchaser is the aggregate Subscription Amount of such individual Purchaser. The maximum aggregate liability of a Purchaser for all losses under Section 4.8(a) for which such Purchaser is obligated to provide indemnification shall be limited to such Purchaser’s Subscription Amount.

(iii) Exceptions. The provisions of Section 4.8(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1 (c), 3.1(e), 3.1(f), 3.1(g),
3.1(i), 3.1(j), 3.1(w), or 3.1(dd), or (B) indemnification claims involving fraud or knowing and intentional misconduct.

(iv) Materiality Scrape. For purposes of the indemnity contained in Section 4.8(a)(i) and Section 4.8(c), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom.

4.9 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for general corporate purposes.

4.10 Limitation on Beneficial Ownership. No Purchaser shall be entitled to purchase a number of Shares that would cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote shares of Common Stock which would represent more than 4.99% of the number of shares of Common Stock issued and outstanding (based on the number of outstanding shares as of the Closing Date).

4.11 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.12 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement, the Company shall not issue or agree to issue any additional shares of Common Stock (other than shares of Common Stock issuable pursuant to outstanding options) or other securities which provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock.

4.13 Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to: (i) operate their business in the ordinary course consistent with past practice; (ii) preserve intact the current business organization of the Company; (iii) use commercially reasonable efforts to retain the services of their employees, consultants, and agents; (iv) preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations; (v) maintain all of its operating assets in their current condition (normal wear and tear excepted); (vi) refrain from taking or omitting to take any action that would constitute a breach of Section 3.1(k); and (vii) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any distributions (whether in cash, securities, or other property) in respect of, any of its capital stock, except for the payment of dividends declared prior to the date of this Agreement as set forth on Schedule 4.13 (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities, (3) purchasing, redeeming or otherwise acquiring any capital stock, assets or other securities or any rights, warrants or options to acquire any such capital stock, assets or other securities, other than acquisitions of investment securities in the ordinary course of business.

4.14 Avoidance of Control.

(a) Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 4.99% (provided that, upon written notice from such Purchaser to the Company, such Purchaser may purchase such greater percentage as may be permitted following such Purchaser’s receipt of regulatory non-objection under the Change in Bank Control Act of 1978, as amended) of the total outstanding voting securities of the Company. In the event a Purchaser breaches its obligations under this Section 4.14 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other parties hereto and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would, to its knowledge, cause (a) such Purchaser’s equity of the Company (together with equity owned by such Purchaser’s affiliates (as such term is used under the BHCA) to exceed 33.3% of the Company’s total equity (provided that there is no ownership or control in excess of 4.99% (provided that upon written notice from such Purchaser to the Company, such Purchaser may purchase such greater percentage as may be permitted following such Purchaser’s receipt of regulatory non-objection under the Change in Bank Control Act of 1978, as amended) of any class of voting securities of the Company by such Purchaser, together with such Purchaser’s Affiliates) or (b) such Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHCA) of voting securities of the Company) to exceed 4.99% (provided that, upon written notice from such Purchaser to the Company, such Purchaser may purchase such greater percentage as may be permitted following such Purchaser’s receipt of regulatory non-objection under the Change in Bank Control Act of 1978, as amended), in each case without the prior written consent of such Purchaser, or to increase to an amount that would constitute “control” under the BHCA, the CIBC Act, any applicable provisions of Pennsylvania Law, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions).

4.15 Most Favored Nation. With the exception of the Castle Creek Side Letter, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

4.16 Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivery to the applicable Governmental Entities customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (ii) with respect to the Purchaser, to the extent typically provided by the Purchaser to such third parties or Governmental Entities, as applicable, under the Purchaser’s policies consistently applied, to the extent the Purchaser has such policies, and subject to such confidentiality requests as the Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.16. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to such Purchaser, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisors, or its or their control persons or equity holders. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep the other reasonably apprised of the status of matters referred to in this Section 4.16. Each Purchaser, with respect to itself only, and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein. Notwithstanding anything in this Section 4.16 or elsewhere in this Agreement to the contrary, the Purchaser shall not be required to provide to any person pursuant to this Agreement any of its, its Affiliates’, its investment advisors’ or its or their control persons’ or equity holders’ nonpublic, proprietary, personal, or otherwise confidential information including the identities or financial condition of limited partners, shareholders, or non-managing members of the Purchaser or its Affiliates or their investment advisors. The Company shall file Form Ds timely with the SEC and other jurisdictions’ securities and blue sky officials and, to the extent applicable, shall cause the Placement Agent to timely file with FINRA all offering materials required by FINRA Rule 5123. Notwithstanding anything to the contrary in this Section 4.16, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably result in any Burdensome Condition.

4.17 Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Sections 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.18 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

4.18 Shareholder Litigation. The Company shall promptly inform the Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall consult with the Purchasers and keep the Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.

4.19 Third-Party Loan Review Report. Castle Creek hereby acknowledges that (i) the third party loan review reports obtained by Castle Creek in connection with its due diligence examination of the Company were prepared by the third-party firm named therein, (ii) Castle

Creek relied solely on such reports for the information contained therein, and (iii) Castle Creek did not rely on any other party, including the Company and the Placement Agent, in evaluating such information.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction, nor has there been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser’s Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations, and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) No Suspensions of Quotation of Common Stock. The Common Stock (i) shall be designated for quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from quotation on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, in writing by the Commission or the Principal Trading Market.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with
Section 2.2(a).

(g) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(h) No Burdensome Condition. Since the date hereof, there shall not be imposed any Burdensome Condition.

(i) Registration Rights Agreement. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement.

(j) Non-Control Determination. Each Purchaser who, together with its Affiliates and persons who share a common investment advisor with such Purchaser, has committed to acquire a beneficial ownership of 9.9% or more of the outstanding shares of Common Stock (collectively, the “9.9% Purchaser” and each a “9.9% Purchaser”) has received, in each 9.9% Purchaser’s sole discretion, satisfactory feedback from the Federal Reserve (which may be the absence of any communication from the Federal Reserve) that such 9.9% Purchaser will not have “control” of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act (each, a “Non-Control Determination”).

(k) Ownership Limitation. The purchase of the Shares by each Purchaser shall not (i) cause such Purchaser or any of its affiliates to violate any banking regulation, (ii) require such Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval of any banking regulator, (iii) require such Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary, or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control, or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 4.99% of any class of voting securities of the Company outstanding at such time.

(l) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(m) VCOC Letter Agreement. The Company and Castle Creek shall have executed and delivered the VCOC Letter Agreement.

(n) No Change in Control. The Company shall not have agreed to enter into or entered into (A) any agreement or transaction in order to raise capital, or (B) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents.

(o) Filing of Designation. The Company shall have filed with the Pennsylvania Department of State, and the Pennsylvania Department of State shall have acknowledged receive of filing, of the Designation, substantially in the form attached hereto as Exhibit G setting forth the terms of the Series A Preferred Stock.

(p) Minimum Offering Amount. The number of shares of the Common Stock or Series A Preferred Stock to be sold under this Agreement shall result in gross proceeds to the Company of at least $16.0 million.

(q) Well-Capitalized Status. After the Closing and the consummation of the transactions contemplated by this Agreement , (A) the Bank’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. § 325.103(b)(1); (B) the Company’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. §§ 225.2(r); (C) the Company and the Bank shall meet or exceed all specific quantitative capital requirements stated in any written agreement, order, understanding or undertaking with the Federal Reserve or the Pennsylvania Department of Banking and Securities, as applicable.

(r) Non-Performing Assets. As of the end of the month immediately prior to Closing, total nonperforming assets shall not have increased more than 33% over total nonperforming assets as of September 30, 2016.

5.2 Conditions Precedent to the Obligations of the Company to sell the Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date), in each case except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(b) Performance. Such Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction, nor has there been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations, and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Purchaser Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with
Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(g) Ownership Limitation. The purchase of Shares by any Purchaser shall not result in such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote more than 4.99% of the outstanding shares of Common Stock as of the Closing Date.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. Other than as set forth in the Castle Creek Side Letter or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers.

6.2 Entire Agreement. The separate Confidentiality Agreements previously entered into between the Company and each Purchaser hereto and the Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Riverview Financial Corporation 3901 North Front Street Harrisburg, PA 17110 Attention: Brett D. Fulk, President Telephone: 717-957-1627 Fax: 717-409-6403 Email: bfulk@riverviewbankpa.com

With a copy to:	Barley Snyder LLP 126 East King Street Lancaster, PA 17602 Attention: Kimberly J. Decker Telephone: (717) 399-1506 Fax: (717) 291-4660 Email: kdecker@barley.com

If to a Purchaser:	Only to the address set forth under such Purchaser’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchasers.”

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective successors and permitted assigns and, with respect to the representations and warranties of the parties hereto as set forth in Article III, the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.8, the Purchaser Parties.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the Pennsylvania Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Pennsylvania Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Pennsylvania Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Shares as follows: (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c),
3.1(e), 3.1(f), 3.1(g), 3.1(i), 3.1(w), and 3.1(dd), and shall survive indefinitely, (ii) the representations and warranties of the Company set forth in Sections 3.1(j), 3.1(l), 3.1(tt) shall survive for the applicable statute of limitations, (iii) all other representations and warranties of the Company set forth in Sections 3.1 shall survive for a period of 24 months following the Closing and the delivery of the Shares, and (iv) all representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of 12 months following the Closing and the delivery of the Shares.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft, or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, or any other person under any law (including, without limitation, any bankruptcy law, state, or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements, or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise), or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements, or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i) by the written consent of the Company and any Purchaser (with respect to itself only);

(ii) by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16(a)(ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(iii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by any Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or
Section 5.1(b) would not be satisfied;

(v) by the Company, upon written notice to any Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied with respect to such Purchaser; provided, however, that such termination by the Company shall only be as to the breaching Purchaser and that notice of such termination shall be provided to the non-breaching Purchaser(s);

(vi) by the Company or Purchaser (with respect to itself only), upon written notice to the other, if any of the conditions to Closing set forth in Sections 5.1 or 5.2 are not capable of being satisfied on or before 5:00 p.m., Eastern time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16(a)(vi) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the conditions to Closing set forth in Sections 5.1 or 5.2 to occur on or before such time; or

(vii) by any Purchaser, with respect to such Purchaser, if the Company directly or indirectly effects or causes to be effected any transaction with a third party (1) with respect to an Acquisition Proposal or that would reasonably be expected to result in a Change in Control and (2) such transaction has a purchase price per share of Common Stock that is less than the Purchase Price.

(b) Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non- terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand, or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18 Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination, or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Riverview Financial Corporation

By:
Name:	Kirk D. Fox
Title:	Chief Executive Officer

[Purchaser Signature Pages Follow]

PURCHASER SIGNATURE PAGE

Name of Purchaser:                                                           (print)

By:	(signature)

Name (print): Title (print):

Purchaser Information:

Aggregate Purchase Price (Subscription Amount): $

Number of Shares to be Purchased:

Tax ID No.:

Address for Notice:

Attention:

Telephone No.:

Facsimile No.:

E-mail Address:

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

EXHIBITS

A. Accredited Investor Questionnaire

B. Form of Opinion of Company Counsel

C. Form of Secretary’s Certificate

D. Form of Officer’s Certificate

E. Form of VCOC Letter Agreement

F. Form of Castle Creek Side Letter

G. Form of Designation

H. Form of Registration Rights Agreement

SCHEDULES

Schedule 3.1(a) – Subsidiaries

Schedule 3.1(g) – Capitalization

Schedule 3.1(s) – Insurance

Schedule 3.1(zz) – Material Contracts

Schedule 4.13 - Dividends

EXHIBIT A

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Investor Questionnaire (this “Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock, no par value per share (the “Shares”), of Riverview Financial Corporation, a Pennsylvania corporation (the “Company”). The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.        PURCHASER BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Social Security or Taxpayer Identification No.

If the purchaser is a corporation, partnership, limited liability company, trust or other entity:

Business Address:
(Number and Street)
(City) (State) (Zip Code)

Telephone Number:	( )

Type of entity:

Was the entity formed for the purpose of investing in the securities being offered (check one)?

Yes      or No

In what U.S. state did you made your investment decision:

If the purchaser is an individual:

Residence Address
(Number and Street)
(City) (State) (Zip Code)

Telephone Number:	( )

Age: Citizenship: Where registered to vote:

In what U.S. state do you maintain your residence:

Are you a director or executive officer of the Company (check one)?        Yes         No

PART B.         ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Shares.

(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

(3)	An insurance company as defined in Section 2(a)(13) of the Act;

(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

(11)	A natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000 (excluding in such calculation the value of your primary residence and the related amount of indebtedness secured by your primary residence up to its fair market value and including in such calculation, if applicable, the related amount of indebtedness secured by your primary residence that exceeds its fair market value and the amount of any increase on the related indebtedness secured by your primary residence incurred within sixty (60) days before your purchase of the Shares);

(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(13)	An executive officer or director of the Company;

(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

[Signature page follows]

A.	FOR EXECUTION BY AN INDIVIDUAL:

By:
	Date		Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By:
	Date		Print Name:

Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:
	Date		Print Name:

Title:

Entity Name:

By:
	Date		Print Name:

Title:

EXHIBIT B

Kimberly J. Decker, Esquire

Direct Dial Number: 717-399-1506

E-mail: kdecker@barley.com

                                 January     , 2017

The Purchasers under the Stock Purchase Agreement referenced herein.	Ambassador Financial Group, Inc. 1605 North Cedar Crest Boulevard
Suite 508
Allentown, PA 18104

Re: Riverview Financial Corporation Private Placement of Common and Series A Preferred Stock

Ladies and Gentlemen:

We have acted as counsel to Riverview Financial Corporation, a Pennsylvania corporation (“Riverview” or the “Company”), in connection with the offering, sale and issuance by Riverview (the “Offering”) of up to269,885 shares of its no par value common stock (the “Common Stock”) and up to 1,348,809 shares of its no par value Series A convertible perpetual preferred stock (the “Preferred Stock”) pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended. This opinion letter is provided pursuant to Section 2.2(a)(iii) of the Stock Purchase Agreement of even date (the “Stock Purchase Agreement”) between Riverview and the Purchasers of the Common and Preferred Stock in the Offering (collectively, the “Purchasers”); Ambassador Financial Group, Inc. is acting as placement agent in connection with the Offering. Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

In connection with the Offering we have reviewed the following documents, all dated as of the date hereof (except as otherwise indicated below) (collectively, the “Transaction Documents”):

A. The Stock Purchase Agreement;

B. The Amended and Restated Confidential Private Placement Memorandum dated January     , 2017 (the “PPM”);

C. The VCOC Letter Agreement dated January     , 2017;

D. The Castle Creek Side Letter dated January     , 2017; and

E. The Registration Rights Agreement dated January     , 2017.

We have also reviewed the following (collectively, the “Other Documents”):

1. Subsistence Certificate relating to Riverview, issued by the Department of State of the Commonwealth of Pennsylvania, dated January     , 2017.

2. Certificate of Insured Status relating to the Bank, issued by the FDIC, dated January 4, 2017.

3. Letter relating to Riverview’s status as a registered bank holding company, issued by the Federal Reserve, dated January 4, 2017.

January     , 2017

4. The Articles of Incorporation of Riverview, together with any and all amendments thereto currently in effect;

5. The Amended and Restated Bylaws of Riverview, and any and all amendments thereto currently in effect;

6. Resolutions adopted by the Board of Directors of Riverview on January 11, 2017 and certified by the Secretary of Riverview;

7. Secretary’s Certificate (the “Certificate”) executed by the Secretary of Riverview dated as of the date hereof; and

8. The Officer’s Certificate executed by the Chief Executive Officer and by the President of Riverview dated as of the date hereof.

In addition, we have reviewed such matters of law and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, instruments, proceedings and materials, and have made such other investigations and inquiries as we have deemed relevant and necessary to enable us to express the opinions hereinafter expressed.

The opinions expressed herein are subject to the following qualifications, limitations, assumptions and exceptions:

1. In the course of our review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed that (i) all representations and warranties as to factual matters made by Riverview in the Transaction Documents and any other instruments or documents relating thereto are accurate and truthful and (ii) all records and other information made available to us by Riverview, and upon which we relied, are complete and accurate in all material respects. In addition, in making our review of documents executed by entities or persons other than Riverview, we have assumed that each of such other entities or persons had all necessary power to enter into and perform all of its obligations under such documents, and have also assumed the due execution and delivery of those documents by each such entity or person pursuant to due authorization.

2. To render these opinions, we have made the investigation described herein. We have not independently verified information obtained from third persons, except as set forth herein. As used in this opinion, the expression “to our knowledge” is based solely upon: (i) inquiries of representatives of Riverview; (ii) the facts stated in the representations and warranties of Riverview contained in the Transaction Documents, the Other Documents, and oral and written representations to us of officers of Riverview (in the Certificate or otherwise) ; (iii) documents in our files to which we have given substantive attention in the course of our representation of Riverview in connection with this transaction; and (iv) the actual knowledge of lawyers of our firm, i.e., Paul G. Mattaini and Kimberly J. Decker, who have given substantive legal attention to representation of Riverview in connection with the Offering.

3. Our opinions set forth herein are based upon and rely upon the current state of the law and, in all respects, are subject to and may be limited by future legislation as well as by developing case law. We assume no obligation to update or supplement our opinions set forth herein to reflect any fact or circumstance that may hereafter come to our attention or any change in laws that may hereafter occur.

4. The opinions expressed herein relate solely to the laws of the United States of America and the Commonwealth of Pennsylvania and no opinion is expressed with respect to the laws of any other jurisdiction.

5. The opinions set forth herein are solely for the benefit of the parties to whom this opinion is addressed, in connection with the transactions described above and are not to be used, circulated or referred to for any other purpose or by any other party without our prior written consent.

January     , 2017

Based solely upon our review of the Transaction Documents and Other Documents and subject to the foregoing, it is our opinion that:

1. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

2. The Company is a validly subsisting corporation under the laws of the Commonwealth of Pennsylvania.

3. The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents, including, without limitation, to issue the Shares under the Stock Purchase Agreement.

4. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The deposit accounts of the Bank are insured, subject to applicable limits thereon, by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act, as amended.

6. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares, do not and will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any federal governmental authority, except (1) the filing of Form D pursuant to Securities and Exchange Commission Regulation D and (2) the filings required in accordance with Section 4.7 of the Stock Purchase Agreement, (b) violate any federal statute, rule or regulation, or any rule or regulation of the OTCQX® Market, or to our knowledge, any court order, judgment or decree, result in any violation of the Articles of Incorporation or the Amended and Restated Bylaws of the Company or, (c) to our knowledge, result in a breach of, or constitute a default under, any Material Contract identified on on Schedule 3.1(zz) of the Stock Purchase Agreement.

7. The Shares being delivered to the Purchasers pursuant to the Stock Purchase Agreement have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Stock Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation or its Amended and Restated Bylaws.

8. Assuming the accuracy of the representations and warranties, and assuming compliance with the covenants and agreements, of the Purchasers and the Company contained in the Stock Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Shares to the Purchasers, to register the Shares under the Securities Act.

Very truly yours,

Barley Snyder, LLP

EXHIBIT C

RIVERVIEW FINANCIAL CORPORATION

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), and that as such she is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the investors party thereto (the “Purchase Agreement”), and further certifies in her official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on October 10, 2016, which represent all of the resolutions approving the transactions contemplated by the Purchase Agreement and the issuance of the Shares. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement on behalf of the Company, and the signature appearing opposite such person’s name and title below is such person’s genuine signature.

Kirk D. Fox	Chief Executive Officer

Brett D. Fulk	President

Scott A. Seasock	Chief Financial Officer

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of                                                                          .

Maureen Duzick, Secretary

I, Kirk D. Fox, Chief Executive Officer of the Company, hereby certify that Maureen Duzick is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is her true signature.

Kirk D. Fox
Chief Executive Officer

EXHIBIT D

RIVERVIEW FINANCIAL CORPORATION

OFFICER’S CERTIFICATE

The undersigned, the Chief Executive Officer and the President of Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), pursuant to Section 2.2(a)(vii) of the Securities Purchase Agreement, dated as of January     , 2017, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represent, warrant and certify in his official capacity, in the name and on behalf of the Company, as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date of the Securities Purchase Agreement and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct as of such date).

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or before the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this certificate as of                                                                          .

Kirk D. Fox
Chief Executive Officer

Brett D. Fulk
President

EXHIBIT E

Form of VCOC Letter Agreement

[Riverview Letterhead]

January     , 2017

Castle Creek Capital Partners VI, L.P.

6051 El Tordo

Rancho Santa Fe, CA 92091

Dear Sir/Madam:

Reference is made to the Stock Purchase Agreement by and between Riverview Financial Corporation, a Pennsylvania corporation (the “Corporation”), Castle Creek Capital Partners VI, L.P., a Delaware limited partnership (the “VCOC Investor”), and certain other investors, dated as of January     , 2017 (the “Stock Purchase Agreement”), pursuant to which the VCOC Investor agreed to purchase from the Corporation shares of its voting common stock, no par value (the “Common Stock”), and shares of its Series A Convertible Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”). Capitalized terms used herein without definition shall have the respective meanings in the Stock Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that it shall:

•	For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, Series A Preferred Stock or Non-Voting Common Stock, without limitation or prejudice of any of the rights provided to the VCOC Investor under the Stock Purchase Agreement, the Castle Creek Side Letter, or any other agreement or otherwise, provide the VCOC Investor or its designated representative with:

(i)	the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar quarter, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or any subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation;

(ii)	consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year of the Corporation as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred and twenty (120) days after the end of such fiscal year together with an auditor’s report thereon of a firm of established national reputation; and

(iii)	to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or any of its subsidiaries as soon as available;

provided that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

•	Make appropriate officers and directors of the Corporation, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries; and

•	If the VCOC Investor’s regular outside counsel determines in writing that other rights of consultation are reasonably necessary under applicable legal authorities promulgated after the date of this agreement to preserve the qualification of VCOC Investor’s investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), the Corporation agrees to cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies; provided that such consultation rights shall be limited to once per calendar quarter.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation.

Each of the parties to this Agreement hereby acknowledges that they are aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first above written.

RIVERVIEW FINANCIAL CORPORATION

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPITAL PARTNERS VI, L.P.

By: Castle Creek Capital VI LLC, its general partner

By:
Name:
Title:

3

EXHIBIT F

Form of Castle Creek Side Letter

[Riverview Letterhead]

January     , 2017

Castle Creek Capital Partners VI, L.P.

6051 El Tordo

Rancho Santa Fe, CA 92091

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of January     , 2017 (the “Purchase Agreement”), between Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), Castle Creek Capital Partners, VI, L.P. (“Castle Creek”) and the other purchasers identified on the signature pages thereto (together with Castle Creek, the “Purchasers”). In connection with the execution and delivery of the Purchase Agreement, the Company and Castle Creek are contemporaneously entering into this agreement (the “Side Letter Agreement”) and, as such, the parties hereto acknowledge and agree that this Side Letter Agreement shall remain in full force and effect notwithstanding the execution and delivery of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The Company and Castle Creek hereby agree as follows:

1. Board Appointment.

(a) Following the Closing and upon the written request of Castle Creek, the Company will promptly cause a person designated by Castle Creek, who shall be reasonably acceptable to the Company (provided that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Company for purposes hereof) (the “Board Representative”), to be elected or appointed to the Board of Directors of the Company (the “Board of Directors”), subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, and Riverview Bank (the “Bank”) board of directors (the “Bank Board”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Bank, and subject to compliance with all corporate governance guidelines or principles that the Corporation may adopt, to its code of conduct and to its insider trading and other policies applicable to members of the Board of Directors and the Bank Board, in each case for as long as Castle Creek, together with its Affiliates, owns the greater of: (i) in the aggregate, 50% or more of all of the Shares purchased pursuant to the Purchase Agreement (“Qualifying Ownership Interest”) or (ii) in the aggregate, 5% of the Common Stock, Series A Preferred Stock and Non-Voting Common Stock, taken as a whole, then outstanding (“Minimum Ownership Interest”). Notwithstanding anything to the contrary herein, in no event shall any failure to meet any applicable residency requirement be a valid reason for withholding approval of the Board Representative (or any replacement Board Representative) by the Board, the Bank Board or the Company, as the case may be. So long as Castle Creek, together with its Affiliates, has a Minimum Ownership Interest, the Company will recommend to its shareholders the election of the Board Representative to the Board of Directors at the Company’s annual meeting of shareholders, subject to satisfaction of all legal requirements regarding service and election or appointment as a director of the Company. If Castle Creek no longer has a Minimum Ownership Interest, Castle Creek will have no further rights under Sections 1(a) through 1(b) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter. Castle Creek shall promptly inform the Company if and when it ceases to hold a Minimum Ownership Interest in the Company.

(b) The Board Representative shall, subject to applicable law, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. At the option of the Board Representative, the Board of Directors shall cause such Board Representative to be appointed to the Compensation Committee of the Board of Directors, and any equivalent committee of the Bank, so long as the Board Representative qualifies to serve on such committees under the Company’s or the Bank’s committee charters currently in effect, as applicable, and applicable rules of any exchange on which the Common Stock is then listed, and such service is consistent with commitments that Castle Creek has provided to the Federal Reserve in connection with the transaction and would not result in Castle Creek being deemed in control of the Company for purposes of the BHC Act. The Company shall ensure, and shall cause the Bank to ensure, that the Board of Directors, the Bank Board, the Compensation Committee of the Board of Directors and any equivalent committee of the Bank shall have at least four members for so long as Castle Creek shall have the right to appoint a Board Representative. Castle Creek covenants and agrees to hold any information obtained from its Board Representative in confidence (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished). Notwithstanding anything to the contrary contained herein, at all times when Castle Creek maintains a Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve’s Policy Statement on equity investments in banks and bank holding companies and any other guidance promulgated in connection with the matters addressed therein.

(c) Subject to Section 1(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board or the Bank Board of the Board Representative, Castle Creek shall have the right to designate the replacement for such Board Representative, which replacement shall satisfy all legal, bank regulatory and governance requirements regarding service as a director of the Company, and shall be reasonably acceptable to the Company (provided that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Company for purposes hereof). The Board and the Bank Board shall use their respective commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being one of the Company’s nominees to serve on the Board and the Bank Board), using all reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board, as the case may be.

(d) The Board Representative shall be entitled to compensation, including fees, and indemnification and insurance coverage in connection with his or her role as a director, to the same extent as other directors on the Board or the Bank Board, as applicable, and the Board Representative shall be entitled to reimbursement for reasonable documented, out-of- pocket expenses incurred in attending meetings of the Board and the Bank Board, or any committee thereof, in accordance with Company policy.

(e) The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by Castle Creek and/or certain of its Affiliates (collectively, the “Castle Creek Indemnitors”). The Company hereby agrees on behalf of itself and the Bank that with respect to a claim by the Board Representative for indemnification arising out his or her service as a director of the Company and/or the Bank (1) that it is the indemnitor of first resort (i.e., its obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to members of the Board or the Bank Board, as applicable) are primary, and any obligation of the Castle Creek Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Board Representative are secondary), and (2) the Castle Creek Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Board Representative against the Company.

2. Board Observer. The Company hereby agrees that, from and after the Closing Date, for so long as Castle Creek and its Affiliates in the aggregate have a Minimum Ownership Interest, and do not have a Board Representative currently serving on the Board of Directors and the Bank Board, the Company shall invite a person designated by Castle Creek and reasonably acceptable to the Company (provided that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Company for purposes hereof) (the “Observer”) to attend meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof on which the Board Representative would be permitted to attend) in a nonvoting,

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nonparticipating observer capacity. The Observer shall be entitled to attend such meetings only in the event Castle Creek does not have a Board Representative on the Board of Directors and the Bank Board. The Observer shall not have any right to vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents provided, however, that (1) the Observer may be excluded from executive sessions comprised solely of independent directors by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the written advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (2) the Company, the Board of Directors, the Bank and the Bank Board shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the written advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel, (B) necessary to avoid a violation of fiduciary requirements under applicable law, or (C) necessary to avoid a violation of the Health Insurance Portability & Accountability Act of 1996, as amended, or any similar law, and (3) Castle Creek shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner, with respect to all information provided to such Observer (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished).

3. Limitations. The Company also may exclude the Observer and/or the Board Representative from portions of meetings of the Board of Directors as well as the Bank Board to the extent that the Board of Directors or the Bank Board, as the case may be, will, in any such portion thereof, be discussing any matters related to Castle Creek, the Transaction Documents, or any of Castle Creek’s rights or obligations under any of the Transaction Documents or any other matter that the Chairman of the Board of Directors or the Chair man of the Bank Board determines in good faith is or may be adverse to the interests of Castle Creek provided, however, no matter shall be deemed to be adverse to the interests of Castle Creek merely because such matter may adversely impact the price of any of the Company’s Securities. Castle Creek covenants and agrees to hold all information obtained from its Observer or Board Representative as provided in the prior sentence in confidence and to comply with all requirements and obligations applicable to members of the Board of Directors under the Securities Act, the Exchange Act, the Sarbanes Oxley Act of 2002 and all other Laws, in each case, only to the extent (if at all) applicable to the Observer or Board Member, as the case may be. If Castle Creek and its Affiliates, in the aggregate, no longer have a Minimum Ownership Interest, Castle Creek will have no further rights under this Section 2. Each of the parties to this Agreement hereby acknowledges that they are aware, and will ensure that their representatives and Affiliates are aware, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

3. Reimbursement for Expenses. The Company shall pay the reasonable legal fees and expenses of counsel to Castle Creek, not to exceed $25,000, incurred by Castle Creek in connection with the transactions contemplated by the Transaction Documents, which amount shall be paid directly by the Company to counsel for Castle Creek at the Closing. Castle Creek shall pay Company 35% of the cost of the independent loan reviewed obtained by Company at Castle Creek’s request, which amount shall be paid directly by Castle Creek to the Company at the Closing (subject to Company providing Castle Creek with reasonable documentation of the amount of the expense incurred).

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4. Gross-Up Rights.

(a) For so long as Castle Creek, together with its Affiliates and, for purposes of this Section 4, persons who share a common discretionary investment advisor with Castle Creek, owns 4.9% or more of all of the outstanding shares of Common Stock (calculated as described below), if at any time after the date hereof the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, Series A Preferred Stock, Non-Voting Common Stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) but excluding Permitted Issuances (defined below) (any such security, a “New Security”), Castle Creek shall be entitled to purchase an aggregate amount of the offered New Security determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by Castle Creek (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable, including the Series A Preferred Stock and the Non-Voting Common Stock), if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by Castle Creek are directly or indirectly convertible or exercisable, including the Series A Preferred Stock and the Non-Voting Common Stock). Notwithstanding anything herein to the contrary, in no event shall Castle Creek have the right to purchase New Securities hereunder to the extent such purchase would result in Castle Creek, together with any other person whose Company securities would be aggregated with Castle Creek’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by Castle Creek) would represent more than 4.9% (or, upon written notice from Castle Creek to the Company, such greater percentage as may be permitted following such Purchaser’s receipt of regulatory non-objection under the Change in Bank Control Act of 1978, as amended) of the voting securities (subject to receipt of any regulatory approvals to own such amount) or more than 33.3% of the Company’s total equity outstanding. For purposes of determining the percentage of the voting securities owned by Castle Creek, (i) all shares of Common Stock into or for which shares of any securities owned by Castle Creek are directly or indirectly convertible or exercisable (which, for the avoidance of doubt, shall include those shares of Common Stock and Non-Voting Common Stock issuable upon the conversion of shares of Series A Preferred Stock), shall be included in the numerator, (ii) the shares described in clause (i) and all such shares owned by or attributed to other Purchasers shall be included in the denominator, and (iii) all securities issued by the Company after the Closing Date other than in connection with an issuance in which the Purchaser was offered the right to purchase its pro rata portion of such securities in accordance with this Section 4 and other than Permitted Issuances shall be excluded from the denominator) (before giving effect to any issuances triggering provisions of this Section 4).

(b) “Permitted Issuances” means (i) any Common Stock, Series A Preferred Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Purchaser in writing) to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction).

(c) Limitation on Voting Securities. Notwithstanding anything in this Section 4 to the contrary, upon the request of Castle Creek that it not be issued voting securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with Castle Creek to modify the proposed issuance of New Securities to Castle Creek to provide for the issuance of Series A Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of voting securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any other Purchaser to exceed its respective ownership limitation set forth in the Purchase Agreement, the Company shall, and shall only be obligated to, issue and sell to Castle Creek such number of voting securities and nonvoting securities as will not cause any other Purchaser to exceed its respective ownership limitation set forth in the Purchase Agreement and that Castle Creek has indicated it is willing to hold following consummation of such Offering (as defined in Section 4(d) below), and any remaining securities may be offered, sold or otherwise transferred to any other person or persons in accordance with Section 4(f).

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(d) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give Castle Creek written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than 15 Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public Offering or after the commencement of marketing with respect to a Rule 144A Offering or an Offering pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified (with respect to the Purchaser) in Section 6.3 of the Purchase Agreement, and shall not communicate the information to anyone else acting on behalf of Castle Creek without the consent of one of the designated individuals. Castle Creek shall have 15 Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4 and as to the amount of New Securities Castle Creek desires to purchase, up to the maximum amount calculated pursuant to Section 4. Such notice shall constitute a nonbinding indication of interest of Castle Creek to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of Castle Creek to respond within such 15 Business Day period shall be deemed to be a waiver of its rights under this Section 4 only with respect to the Offering described in the applicable notice.

(e) Purchase Mechanism. If Castle Creek exercises its rights provided in this Section 4, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by Castle Creek will occur no earlier than the closing of the Offering triggering the right being exercised Castle Creek. Each of the Company and Castle Creek agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(f) Failure of Purchase. In the event Castle Creek fails to exercise its rights provided in this Section 4 within this 15 Business Day period or, if so exercised, Castle Creek is unable to consummate such purchase within the time period specified in Section 4(e) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4 by Castle Creek or which Castle Creek is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to Castle Creek. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to Castle Creek in the manner provided above.

(g) Expedited Issuance; Regulatory Directive. Notwithstanding the foregoing provisions of this Section 4, if a majority of the directors of the board of directors determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such

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securities (“Expedited Issuance”) and then comply with the provisions of this Section 4 provided that (i) the purchasers of such New Securities have consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 4, and (ii) the sale of any such additional New Securities under this Section 4(g) to Castle Creek shall be consummated as promptly as is practicable but in any event no later than 90 days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 4(g). Notwithstanding anything to the contrary herein, the provisions of this Section 4(g) (other than as provided in subclause (ii) of this Section 4(g)) shall not be applicable, and the consent of the purchasers of such New Securities shall not be required, in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank. Notwithstanding anything to the contrary in this Agreement, no rights of Castle Creek under this Agreement will be adversely affected solely as the result of the temporary dilution of its percentage ownership of Common Stock due to an Expedited Issuance under this Section 4(g); provided, however, that such rights may be adversely affected from and after such time, if any, that Castle Creek declines to purchase Common Stock offered to it under this Section 4.

(h) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors; provided, however, that such fair value as determined by the board of directors shall not exceed the aggregate market price of the securities being offered as of the date the board of directors authorizes the offering of such securities.

(i) Cooperation. The Company and Castle Creek shall cooperate in good faith to facilitate the exercise of Castle Creek’s rights under this Section 4, including to secure any required approvals or consents.

5. Governing Law. This Side Letter Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of laws.

6. Conflicting Terms. This Side Letter Agreement constitutes a valid and binding agreement of the Company and Castle Creek and shall survive the execution and delivery of the Purchase Agreement. In the event of any conflict between the provisions of this Side Letter Agreement and the provisions of the Purchase Agreement, the provisions of this Side Letter Agreement shall prevail and be given effect.

7. Counterparts. This Side Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the date first above written.

RIVERVIEW FINANCIAL CORPORATION

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPITAL PARTNERS VI, L.P.

By: Castle Creek Capital VI LLC, its general partner

By:
Name:
Title:

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EXHIBIT G

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

RIVERVIEW FINANCIAL CORPORATION

Riverview Financial Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Corporation”), in accordance with the provisions of Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, does hereby certify:

That on January 11, 2017, the board of directors of the Corporation (the “Board of Directors”), in accordance with the Articles of Incorporation and Bylaws of the Corporation and applicable law, duly adopted resolutions proposing to amend the Articles of Incorporation of the Corporation through adoption of a certificate of designation, declaring said certificate of designation to be advisable and in the best interests of the Corporation and its shareholders, which resolution setting forth said certificate of designation is as follows:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation and the Bylaws of the Corporation and applicable law, a series of preferred stock, no par value, of the Corporation be, and hereby is, created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.	Definitions.

(a)	“Affiliate” has the meaning set forth in 12 C.F.R. § 225.2(a) or any successor provision.

(b)	“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.

(c)	“Board of Directors” means the board of directors of the Corporation.

(d)	“Business day” means any day other than a Saturday or a Sunday or a day on which banks in the Commonwealth of Pennsylvania are authorized or required by law, executive order or regulation to close.

(e)	“Certificate” means a certificate representing one (1) or more shares of Series A Preferred Stock.

(f)	“Common Stock” means the voting common stock of the Corporation, no par value.

(g)	“Conversion” has the meaning set forth in Section 5.

(h)	“Corporation” means Riverview Financial Corporation, a Pennsylvania corporation.

(i)	“Dividends” has the meaning set forth in Section 3.

(j)	“Exchange Agent” means American Stock Transfer & Trust Company, LLC, solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k)	“Liquidation Distribution” has the meaning set forth in Section 4.

(l)	“Mandatory Conversion Date” means, with respect to shares of Series A Preferred Stock, the date upon which the amendment to the Articles of Incorporation to authorize a class of Non-Voting Common Stock, as approved by the shareholders of the Corporation, is filed with the Pennsylvania Department of State, which filing shall be made by the Corporation no later than three business days following the Shareholder Approval Date.

(m)	“Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, including, but not limited to, approval by the Corporation’s shareholders, a class of common equity of the Corporation containing terms substantially as set forth in Annex A to this Certificate of Designations.

(n)	“Permissible Transfer” means a transfer by the holder of Series A Preferred Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Series A Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series A Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Series A Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

(o)	“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(p)	“Series A Preferred Stock” has the meaning set forth in Section 2.

(q)

“Shareholder Approval Date” means the date that the Corporation shall have obtained shareholder approval in the manner required by the Pennsylvania Business Corporation Law of 1988 for an amendment to the Articles of

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Incorporation to authorize a class of Non-Voting Common Stock in an amount of shares sufficient to permit the full conversion of the Series A Preferred Stock into shares of Non-Voting Common Stock.

(r)	“Voting Security” has the meaning set forth in 12 C.F.R. § 225.2(q) or any successor provision.

2.	Designation; Number of Shares. The series of shares of Preferred Stock hereby authorized shall be designated the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The initial number of authorized shares of the Series A Preferred Stock shall be 1,348,809 shares. The Series A Preferred Stock shall have no par value. Each share of Series A Preferred Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Series A Preferred Stock is identical in all respects to every other share of Series A Preferred Stock.

3.	Dividends. The Series A Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock, determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the holders of record of Series A Preferred Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series A Preferred Stock would be converted, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Series A Preferred Stock in an amount per share of Series A Preferred Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible (without regard to any limitations on conversion of the Series A Preferred Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Series A Preferred Stock will be entitled to a stock Dividend payable solely in shares of Series A Preferred Stock at a ratio that is inverse to the then current conversion ratio. Dividends that are payable on Series A Preferred Stock will be payable to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Series A Preferred Stock will have no right to receive any Dividends.

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4.	Liquidation.

(a)	Rank. The Series A Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Series A Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock, pro rata on an as-converted basis. Not in limitation of anything contained herein, and for purposes of clarity, the Series A Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)	Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock will be entitled to receive, for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the rights of any Persons to whom the Series A Preferred Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Series A Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Series A Preferred Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Series A Preferred Stock at such time, without regard to any limitations on conversion of the Series A Preferred Stock). All Liquidating Distributions to the holders of the Series A Preferred Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)	Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.	Conversion.

(a)	General.

(i)	Unless the shares of Series A Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), a holder of Series A Preferred Stock shall be permitted to convert, or, upon the written request of the Corporation, shall convert, shares of Series A Preferred Stock into shares of Common Stock at any

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time or from time to time, provided that, upon such conversion, the holder, together with all Affiliates of the holder, will not own or control, in the aggregate, more than 4.99% of the Common Stock or of any class of Voting Securities issued by the Corporation excluding, for the purpose of this calculation, any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Series A Preferred Stock). In any such conversion, each share of Series A Preferred Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)	Unless the shares of Series A Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), each share of Series A Preferred Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6, below, on the date a holder of Series A Preferred Stock transfers any shares of Series A Preferred Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii)	Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Preferred Stock will automatically convert into one (1) share, subject to adjustment pursuant to Section 6, of Non-Voting Common Stock, without any further action on the part of any holder.

(iv)	To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Series A Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Series A Preferred Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Series A Preferred Stock that were not converted to Common Stock or Non-Voting Common Stock.

(v)	Upon occurrence of the Mandatory Conversion Date, the Corporation shall promptly provide notice of such event and the resulting conversion of the Series A Preferred Stock to each registered holder of the Series A Preferred Stock. Such notice shall provide instructions for the surrender to

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the Corporation of certificates for shares of Series A Preferred Stock held of record by such holders for issuance of certificates representing shares of Non-Voting Common Stock into which the Series A Preferred Stock have been converted pursuant to Section 5(a)(iii).

(vi)	All shares of Common Stock or Non-Voting Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)	Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock and, when authorized, Non-Voting Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of shares of Common Stock or Non-Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock or Non-Voting Common Stock (when authorized) will not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, the Corporation will use its best efforts to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock or Non-Voting Common Stock to such number of shares as will be sufficient for such purpose.

(c)	No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

6.	Adjustments.

(a)	Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Series A Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

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(b)	Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series A Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Series A Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible (without regard to any limitations on conversion of the Series A Preferred Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Series A Preferred Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Series A Preferred Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible (without regard to any limitations on conversion of the Series A Preferred Stock) immediately before that transaction.

(c)	Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

7.	Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with and into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Series A Preferred Stock will thereafter

7

be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Series A Preferred Stock).

8.	Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Series A Preferred Stock will not be redeemable at the option of the Corporation or any holder of Series A Preferred Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Series A Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Series A Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

9.	Voting Rights. The holders of Series A Preferred Stock will not have any voting rights, except as may otherwise from time to time be required by law. If the holders of Series A Preferred Stock shall be entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration (by vote or written consent), each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5.

10.	Protective Provisions. So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series A Preferred Stock, (ii) decrease the authorized number of shares of Series A Preferred Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Series A Preferred Stock. In the event that the Corporation offers to repurchase shares of Common Stock from shareholders in general, the Corporation shall offer to repurchase shares of Series A Preferred Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.

Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such

8

notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series A Preferred Stock, or of any other matter required to be presented for the approval of the holders of the Series A Preferred Stock.

12.	Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.	Term. The Series A Preferred Stock shall have perpetual term unless converted in accordance with Section 5.

14.	No Preemptive Rights. The holders of Series A Preferred Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series A Preferred Stock.

15.	Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16.	Other Rights. The shares of Series A Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

17.	No Implied Limitations. Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in applicable Pennsylvania law, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

18.	General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Articles of Incorporation with respect to preferred stock generally.

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Annex A

Form of Articles of Amendment

Establishing a Class of Non-Voting Common Stock

The shares of Non-Voting Common Stock of the Corporation into which the Series A Preferred Stock shall be mandatorily convertible upon the taking by the Corporation of all action necessary under the Pennsylvania Business Corporation Law to authorize a class of Non-Voting Common Stock shall have the following terms and provisions:

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

RIVERVIEW FINANCIAL CORPORATION

NON-VOTING COMMON STOCK

1.	Definitions.

(a)	“Affiliate” has the meaning set forth in 12 C.F.R. § 225.2(a) or any successor provision.

(b)	“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.

(c)	“Board of Directors” means the board of directors of the Corporation.

(d)	“Business day” means any day other than a Saturday or a Sunday or a day on which banks in the Commonwealth of Pennsylvania are authorized or required by law, executive order or regulation to close.

(e)	“Certificate” means a certificate representing one (1) or more shares of Non- Voting Common Stock.

(f)	“Common Stock” means the voting common stock of the Corporation, no par value.

(g)	“Conversion” has the meaning set forth in Section 5.

(h)	“Corporation” means Riverview Financial Corporation, a Pennsylvania corporation.

(i)	“Dividends” has the meaning set forth in Section 3.

(j)	“Exchange Agent” means American Stock Transfer & Trust Company, LLC, solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k)	“Liquidation Distribution” has the meaning set forth in Section 4.

(l)	“Mandatory Conversion Date” means, with respect to shares of Series A Preferred Stock, the date upon which the amendment to the Articles of Incorporation to authorize a class of Non-Voting Common Stock, as approved by the shareholders of the Corporation, is filed with the Pennsylvania Department of State, which filing shall be made by the Corporation no later than three business days following the Shareholder Approval Date.

(m)	“Non-Voting Common Stock” has the meaning set forth in Section 2.

(n)	“Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

(o)	“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(p)	“Series A Preferred Stock” means the series of shares of preferred stock of the Corporation designated as “Series A Convertible Preferred Stock” which were automatically converted into shares of Non-Voting Common Stock on the Mandatory Conversion Date.

(q)	“Shareholder Approval Date” means the date of shareholder approval of an amendment to the Articles of Incorporation authorizing a class of Non-Voting Common Stock in an amount of shares sufficient to permit the full conversion of the Series A Preferred Stock into shares of Non-Voting Common Stock.

(r)	“Voting Security” has the meaning set forth in 12 C.F.R. § 225.2(q) or any successor provision.

2.

Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock” (the “Non-Voting Common Stock”). The number of authorized shares of the Non-Voting Common Stock shall be 1,348,809 shares. The Non-Voting Common Stock shall have no par value. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other

11

rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3.	Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.	Liquidation.

(a)	Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)

Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting

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Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidating Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)	Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.	Conversion.

(a)	General.

(i)	A holder of Non-Voting Common Stock shall be permitted to convert, or, upon the written request of the Corporation, shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that, upon such conversion, the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than 4.99% of the Common Stock or of any class of Voting Securities issued by the Corporation, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)	Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.

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(iii)	To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv)	All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)	Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will use its best efforts to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(c)	No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

6.	Adjustments.

(a)

Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than

14

by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)	Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c)	Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

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7.	Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with and into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8.	Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.	Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.

10.	Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock, (ii) decrease the authorized number of shares of Non-Voting Common Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock from its shareholders in general, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.

Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last

16

addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12.	Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.	Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14.	No Preemptive Rights. The holders of Non-Voting Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Non-Voting Common Stock.

15.	Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16.	Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

17

EXHIBIT H

RIVERVIEW FINANCIAL CORPORATION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January     , 2017, by and among Riverview Financial Corporation, a Pennsylvania corporation (the “Company”), and the purchaser(s) signatory hereto (each a “Registration Rights Purchaser” and collectively, the “Registration Rights Purchasers”).

This Agreement is made pursuant to the Stock Purchase Agreement, dated as of January 17, 2017, between the Company and each Registration Rights Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Registration Rights Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(h).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Allowable Grace Period” shall have the meaning set forth in Section 4(d).

“Business Day” means a day other than a Saturday or Sunday or other day on which banks located in New York City are authorized or required by law to close.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exercise able for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the voting common stock of the Company, no par value, and any securities into which such shares of voting common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Effectiveness Period” means the period during which all Registrable Securities covered by a Registration Statement may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall have the meaning set forth in Section 4(n).

“Grace Period” shall have the meaning set forth in Section 4(d).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holders Counsel” shall have the meaning set forth in Section 4(a).

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Inspectors” shall have the meaning set forth in Section 4(j).

“Losses” shall have the meaning set forth in Section 7(a).

“Non-Responsive Holder” shall have the meaning set forth in Section 8(d).

“Non-Voting Common Stock” means the Company’s non-voting common stock, no par value, into which the Series A Preferred Stock is convertible following approval by the Company’s shareholders of an amendment to its articles of incorporation authorizing said stock.

“OTC QX” means the top tier of the three marketplaces for trading over-the-counter stocks provided and operated by the OTC Market Group, Inc.

“Other Securities” means shares of Common Stock, Series A Preferred Stock, Non-Voting Common Stock or shares of other Capital Stock of the Company which are contractually entitled to registration rights or Capital Stock which the Company is registering pursuant to a Registration Statement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” shall have the meaning set forth in Section 2(a).

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be OTC QX.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Records” shall have the meaning set forth in Section 4(j).

“Registrable Securities” means all of the Shares, the Underlying Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares or the Underlying Shares, provided that Shares or the Underlying Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); (B) becoming eligible for sale without volume or manner of sale restrictions by the Holders under Rule 144; (C) if such Shares or Underlying Shares have ceased to be outstanding; (D) the date a Registration Statement becomes effective including such Shares or Underlying Shares; or (E) if such Shares or Underlying Shares have been sold in a private transaction in which the Holder’s rights under this Agreement have not been assigned to the transferee.

“Registration Rights Purchaser” or “Registration Rights Purchasers” shall have the meaning set forth in the Preamble.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Requested Information” shall have the meaning set forth in Section 8(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“SEC Guidance” means (i) any publicly-available written guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Convertible Perpetual Preferred Stock, no par value, and any securities into which such shares of Series A Convertible Perpetual Preferred Stock may hereinafter be reclassified.

“Shares” means the shares of Common Stock and the shares of Series A Preferred Stock issued or issuable to the Registration Rights Purchasers pursuant to the Purchase Agreement.

“Shelf Offering” shall have the meaning set forth in Section 3(a).

“Take-Down Notice” shall have the meaning set forth in Section 3(a).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the OTC Pink; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Pink or OTC QX on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock and Non-Voting Common Stock into which the shares of Series A Preferred Stock are convertible, and includes the shares of Common Stock into which the shares of Non-Voting Common Stock are convertible.

2. Piggyback Registration.

(a) If the Company intends to file a Registration Statement covering a primary or secondary offering of any of its Common Stock, Series A Preferred Stock, Non-Voting Common Stock or Other Securities, whether or not the sale for its own account, which is not a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, the Company will promptly (and in any event at least ten (10) Business Days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration. The Company will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to the Company within five (5) Business Days after the notice given by the Company in the preceding sentence. Subject to Section 2(b), securities requested to be included in a Company registration pursuant to this Section 2 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above. The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. If the Company elects to terminate any registration filed under this Section 2 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 2. There shall be no limit to the number of Piggybank Registrations pursuant to this Section 2(a).

(b) If a Registration Statement under this Section 2 relates to an underwritten offering and the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Common Stock and other securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 2, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. The Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 2. No Holder may participate in any underwritten registration under this Section 2 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3. Underwritten Shelf Offerings.

(a) At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section 3(a)). In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering, such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five days after delivery of the Take-Down Notice to such Holder.

(b) The Company shall have no obligation to effect an underwritten offering under this Section 3 on behalf of the holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $5,000,000.

(c) If a Shelf Offering of Registrable Securities included in a Required Registration Statement is to be conducted as an underwritten offering, then the Holders of the majority of the Registrable Securities included in a Required Registration Statement shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with such offering; provided, that such selection shall be reasonably acceptable to the Company. If, in connection with any such underwritten offering, the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to this Section 3, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as the Holders may otherwise agree amongst themselves, (ii) second, the Common Stock and other securities the Company proposes to sell, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. No Holder may participate in any underwritten registration under this Section 3 unless such Holder (i) agrees to sell the Registrable Securities it desires to include in the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) In addition to Sections (a) and (b) of this Section 3, a Shelf Offering of Registrable Securities included on a Piggyback Registration Statement initiated by Holders shall be subject to the procedures set forth in Section 2(b).

4. Registration Procedures.

In connection with the Company’s registration obligations hereunder:

(a) the Company shall, not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K and any similar or successor reports), furnish to one counsel designated by a majority of the outstanding Registrable Securities (“Holders Counsel”), copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the reasonable review of Holders Counsel. The Company shall not file any Registration Statement or amendment or supplement thereto containing information which Holders Counsel reasonably objects in good faith, unless the Company shall have been advised by its counsel that the information objected to is required under the Securities Act or the rules or regulations adopted thereunder

(b) (i) the Company shall prepare and file with the Commission such amendments, including post-effective amendments and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) the Company shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) the Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders”; and (iv) the Company shall comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Registration Rights Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as promptly as practicable.

(c) the Company shall notify the Holders (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, if applicable) as promptly as reasonably practicable following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed with the Commission; (B) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (such delay, a “Grace Period”). During the Grace Period, the Company shall not be required to maintain the effectiveness of any Registration Statement filed hereunder and, in any event, Holders shall suspend sales of Registrable Securities pursuant to such Registration Statements during the pendancy of the Grace Period provided, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as practicable provided that such termination is, in the good faith judgment of the Company, in the best interest of the Company and (iii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that, during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of ninety (90) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall use commercially reasonable efforts to cause the Transfer Agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into an irrevocable contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(e) the Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(f) the Company shall, if requested by a Holder, furnish to such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system or any successor system.

(g) the Company agrees to promptly deliver to each Holder whose Registrable Securities are included in the applicable Registration Statement, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) the Company shall, prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any general tax in any such jurisdiction where it is not then so subject or file a consent to service of process in any such jurisdiction.

(i) the Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any such permitted underwritten offering of Registrable Securities, (i) the Company shall (A) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) use its commercially reasonable efforts to furnish opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings, (C) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (D) the underwriting agreement shall contain indemnification provisions and procedures customary in such underwritten offerings and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, (ii) each Holder shall not, during such period (which period shall in no event exceed one hundred and eighty (180) calendar days, subject to any then customary “booster shot” extension (which extension shall not exceed thirty (30) calendar days) following the effective date of any Registration Statement to the extent requested by any managing underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities owned by it at any time during such period, except Registrable Securities included in such registration; provided that any release of Registrable Securities from such agreement shall be effected among the Holders on a pro rata basis according to the Registrable Securities then owned by them, and (iii) the Company shall use its commercially reasonable efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to one hundred and eighty (180) calendar days (subject to any then customary “booster shot” extensions) as may be requested by any managing underwriter. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(j) the Company shall make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any Records that are not generally publicly available at the time of delivery of such Records shall be kept confidential by such Inspectors unless (i) the disclosure of such Records is necessary in the reasonable judgment of the Inspectors to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;

provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to the extent legally permitted and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(k) the Company shall, in the case of an underwritten offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) if requested by the managing underwriter(s) and taking into account the Company’s business needs.

(l) the Company shall reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder.

(m) the Company shall following the occurrence of any event contemplated by Sections 4(c)(ii)-(iv), as promptly as reasonably practicable, as applicable: (i) use its commercially reasonable efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment if the stop order have been issued, or (ii) taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(n) the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of securities of the Company beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA, any state securities commission or any other government or regulatory body with jurisdiction over the Company or its activities.

(o) the Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing (but not additional filings) within two (2) Business Days of the request therefore.

(p) if the Company becomes eligible to use Form S-3 during the term of this Agreement, the Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(q) if requested by a Holders Counsel, the Company shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees (upon advice of counsel) is required to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

6. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, stock transfer taxes and fees of counsel for the Holders) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence that are the Company’s responsibility shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) those expenses of the selling Holders actually and reasonably incurred, including without limitation, the reasonable fees of Holders Counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

7. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, general partners, managing members, managers, Affiliates and employees, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders Counsel expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, (B) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 7(g), or (C) in the case of an occurrence of an event of the type specified in Sections 4(c)(ii)-(iv), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing or electronic mail that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 7(h) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (A) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (B) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders Counsel expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (C) in the case of an occurrence of an event of the type specified in Sections 4(c)(ii)-(iv), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 7(h), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or (ii) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 7(g). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one (1) counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (other than in accordance with its terms) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Other Registrations. The Company agrees (i) not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered pursuant to this Agreement, or any securities convertible into or exchangeable or exercisable for such securities (other than a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable), during the fourteen (14) calendar days prior to, and during the sixty (60) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of any such registration, if permitted).

(c) Rule 144 Requirements. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its commercially reasonable efforts to timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require. The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(d) Obligations of Holders and Others in a Registration. Each Holder agrees to timely furnish in writing such information regarding such Person, the securities sought to be registered and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably be required to effect the registration of such Registrable Securities (the “Requested Information”) and shall take such other action as the Company may reasonably request in connection with the registration, qualification or compliance or as otherwise provided herein. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each holder of the information the Company requires from such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in the Registration Statement. If at least five (5) business days prior to the filing date, the Company has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then the Company may exclude from any Registration Statement the Registrable Securities of such Non-Responsive Holder.

(e) Rule 144A. The Company agrees that, upon the request of any Holder of Registrable Securities or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) calendar days of a request) to such Holder or potential purchaser, the following information:

(i) a brief statement of the nature of the business of the Company and any subsidiaries and the products and services they offer;

(ii) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and

(iii) such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as the requesting Holder or purchaser of such Registrable Securities shall reasonably request in order to comply with Rule 144A, as amended, and in connection therewith the anti-fraud provisions of the federal and state securities laws.

The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Registrable Securities from such Holder that the information provided by the Company pursuant to this Section 5(e) will, as of their dates, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(f) Limitations on Subsequent Registration Rights. The Company will not enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration. If the Company enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company will modify or revise the terms of this Agreement in order to reflect any such more favorable terms for the benefit of the Holders.

(g) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(h) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 4(c)(ii)-(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(j) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities; provided that any such amendment, modification, supplement or waiver that materially, adversely and disproportionately effects the rights or obligations of any Holder vis a vis the other Holders shall require the prior written consent of such Holder.

(k) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Riverview Financial Corporation
3901 North Front Street
Harrisburg, PA 17110
Attention: Chief Executive Officer

With a copy to:	Barley Snyder LLP
126 East King Street
Lancaster, PA 17602-2893
Attention: Kimberly J. Decker
Fax: (717) 291-4660
E-mail: kdecker@barley.com

If to a Registration Rights Purchaser:

To the address set forth under such Registration Rights Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(l) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by Registration Rights Purchaser to any transferee of the Shares only if: (a) the transferee or assignee (i) acquires Shares of the Registration Rights Purchaser’s Registrable Securities with an original value as of the Closing Date of $2,000,000; (b) the Registration Rights Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable period of time after such assignment; (c) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (d) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; and (e) at or before the time the Company received the written notice contemplated by clause (c) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein with respect to a Holder or Registration Rights Purchaser. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment by a Registration Rights Purchaser or its transferee, the Company shall not be liable for any damages arising from such delay.

(m) Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(n) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such Commonwealth. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(o) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(p) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(q) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(r) Independent Nature of Registration Rights Purchasers’ Obligations and Rights. The obligations of each Registration Rights Purchaser under this Agreement are several and not joint with the obligations of any other Registration Rights Purchaser hereunder, and no Registration Rights Purchaser shall be responsible in any way for the performance of the obligations of any other Registration Rights Purchaser hereunder. The decision of each Registration Rights Purchaser to purchase the Shares pursuant to the Purchase Agreement has been made independently of any other Registration Rights Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Registration Rights Purchaser pursuant hereto or thereto, shall be deemed to constitute the Registration Rights Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Registration Rights Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Registration Rights Purchaser acknowledges that no other Registration Rights Purchaser has acted as agent for such Registration Rights Purchaser in connection with making its investment hereunder and that no Registration Rights Purchaser will be acting as agent of such Registration Rights Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Purchase Agreement. Each Registration Rights Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Registration Rights Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Registration Rights Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Registration Rights Purchasers and not because it was required or requested to do so by any Registration Rights Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Registration Rights Purchaser, solely, and not between the Company and the Registration Rights Purchasers collectively and not between and among the Registration Rights Purchasers.

(s) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Purchase Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

RIVERVIEW FINANCIAL CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

E-mail:

[Signature Page to Registration Rights Agreement]